Thomas B. Clark
Chairman, President and Chief Executive Officer


August 15, 2000

Mr. Martin E. Franklin
Managing Partner
Marlin Partners II, L.P.
555 Theodore Fremd Avenue
Suite B-302
Rye, NY 10580

Dear Martin:

I wish to acknowledge receipt of your letter dated August 15, 2000 in which you request the calling of a special meeting of shareholders for the purpose of considering a resolution to initiate a sale process of Alltrista Corporation. Your letter is being referred to the Board of Directors for their consideration.

Sincerely,



Thomas B. Clark

TBC:dlf